TIAA Retirement Annuity Accounts	Exhibit 99.1
TIAA Real Estate Account
Real Estate	As of 12/31/2016

Portfolio Net Assets $24.3 Billion	Inception Date 10/2/1995	Symbol QREARX	Estimated Annual Expenses1 2 0.89%

Portfolio Strategies	Performance
This variable annuity account seeks favorable long-term returns primarily through rental income and appreciation of real estate and real estate-related investments owned by the Account. The Account will also invest in non-real estate-related publicly traded securities and short-term higher quality liquid investments that are easily converted to cash to enable the Account to meet participant redemption requests, purchase or improve properties or cover other expense needs. The Account intends to have between 75% and 85% of its net assets invested directly in real estate or real estate-related assets with the goal of producing favorable long-term returns. The Account’s principal strategy is to purchase direct ownership interests in income-producing real estate, primarily office, industrial, retail and multi-family residential properties. The Account may also make foreign real estate investments. Under the Account’s investment guidelines, investments in direct foreign real estate, together with foreign real estate-related securities and foreign non-real estate-related liquid investments may not comprise more than 25% of the Account’s net assets. The Account will invest the remaining portion of its assets (targeted between 15% and 25% of net assets) in publicly traded, liquid investments.
Total Return	Average Annual Total Return
3 Months	YTD	1 Year	3 Years	5 Years	10 Years	Since Inception
TIAA Real Estate Account	1.26%	5.20%	5.20%	8.49%	9.03%	3.38%	6.44%

The returns quoted represent past performance, which is no guarantee of future results. Returns and the principal value of your investment will fluctuate. Current performance may be higher or lower than that shown, and you may have a gain or a loss when you redeem your accumulation units. For current performance information, including performance to the most recent month-end, please visit TIAA.org, or call 800-842-2252. Performance may reflect waivers or reimbursements of certain expenses. Absent these waivers or reimbursement arrangements, performance may be lower.

[1]    The total annual expense deduction, which includes investment management, administration, and distribution expenses, mortality and expense risk charges, and the liquidity guarantee, is estimated each year based on projected expense and asset levels. Differences between actual expenses and the estimate are adjusted quarterly and are reflected in current investment results. Historically, adjustments have been small.

[2] The Account’s total annual expense deduction appears in the Account’s prospectus, and may be different than that shown herein due to rounding. Please refer to the prospectus for further details.

Learn More	Hypothetical Growth of $10,000
For more information please contact: 800-842-2252 Weekdays, 8 a.m. to 10 p.m. (ET), Saturdays, 9 a.m. to 6 p.m. (ET), or visit TIAA.org
The chart illustrates the performance of a hypothetical $10,000 investment on December 31, 2006 and redeemed on December 31, 2016.

— TIAA Real Estate Account	$13,946

The total returns are not adjusted to reflect sales charges, the effects of taxation or redemption fees, but are adjusted to reflect actual ongoing expenses, and assume reinvestment of dividends and capital gains, net of all recurring costs.

Properties by Type	(As of 12/31/2016)	Properties by Region	(As of 12/31/2016)
% of Real Estate Investments3 4	% of Real Estate Investments[4]
Office	43.2	West	40.8
Apartment	21.2	East	36.5
Retail	19.0	South	21.4
Industrial	13.8	Midwest	1.3
Other	2.8

[3] Other properties represents interest in Storage Portfolio investment and a fee interest encumbered by a ground lease real estate investment.
[4] Wholly owned properties are represented at fair value and gross of any debt, while joint venture properties are represented at the net equity value.

TIAA Retirement Annuity Accounts
TIAA Real Estate Account

Real Estate		As of 12/31/2016

Portfolio Composition	As of 12/31/2016	Market Recap
Investments by Type	% of Net Assets	Job Growth Continues and Real Estate Market Conditions Remain Steady
Real Estate Properties (Net Of Debt)	54.0%
The U.S. economy grew at a moderate pace during fourth quarter 2016. The Bureau of Labor Statistics reported that the U.S. economy added 495,000 jobs during the fourth quarter compared to 636,000 jobs during the third quarter. For 2016 as a whole, the U.S. economy added nearly 2.2 million jobs, as compared to 2.7 million jobs added in 2015. The 180,000 jobs added on average each month during 2016 was more than sufficient to absorb new entrants into the labor force. The unemployment rate ended the year at 4.7%, down from 5.0% at year-end 2015.

Demand for office space is driven by employment trends in office-using sectors such as finance and professional & business services. In the fourth quarter, the financial services sector added 29,000 jobs as compared to 37,000 in the third quarter, while professional and business services employment increased by 122,000 as compared to 199,000 previously. CB Richard Ellis Econometric Advisors (“CBRE-EA”) reported that the national office vacancy rate edged down to 12.9% during fourth quarter from 13.0% previously. The vacancy rate continues to approach its previous cyclical low of 12.4%, achieved in the second quarter of 2007. Most major office markets experienced improved vacancy rates, with declines in 37 of the 63 office markets tracked by CBRE-EA.

Industrial market conditions improved for the 27th consecutive quarter, the longest period of declining availability on record. The national availability rate declined to 8.2% from 8.3% in the third quarter. CBRE-EA notes that industrial market conditions have benefited from strong e-commerce demand. Availability rates increased in only 21 of the 64 industrial markets tracked by CBRE-EA, most of which were likely due to increasing supply conditions.

The national apartment vacancy rate increased for the second consecutive quarter on a year-over-year basis and is now 4.9%, up from 4.6% during fourth quarter 2015. (Year-over-year comparisons are necessary due to seasonal leasing patterns.) CBRE-EA notes that vacancy rates increased in more markets (43) than declined (19). At this point in the cycle, softening market conditions are not unexpected as markets digest new supply. With completions finally peaking, CBRE-EA expects the apartment market will generally stabilize over the coming years, rather than over-correct.

Preliminary data from the U.S. Census Bureau indicate that retail sales excluding motor vehicles and parts increased 1.4% from third quarter 2016 and 3.8% over fourth quarter 2015 sales. Sales growth was led by rising gasoline prices and the non-store retail segment, which suggests e-commerce was likely a significant contributor. Retail market conditions remained steady during the fourth quarter when the national availability rate held at 10.2% . Favorable labor market conditions and rising wage growth bode well for consumer spending in 2017.

Note: Data subject to revision

Real Estate Joint Venture And Limited Partnerships	23.7%
Short Term Investments	16.7%
Marketable Securities Real Estate Related	4.4%
Loans Receivable	1.2%
Other (Net Receivable/Liability)	0.0%

Top 10 Holdings[5]	As of 12/31/2016
	% of Total Investments[6]
Fashion Show	3.1%
1001 Pennsylvania Avenue	3.0%
The Florida Mall	2.8%
Colorado Center	2.1%
DDR	2.1%
Fourth and Madison	2.0%
99 High Street	1.9%
501 Boylston Street	1.8%
425 Park Avenue	1.7%
Ontario Industrial Portfolio	1.6%

Important Information
[5]
The top 10 holdings are subject to change and may not be representative of the Account’s current or future investments. The holdings listed only include the Account’s long-term investments. Money market instruments and/or futures contracts, if applicable, are excluded. The holdings do not include the Account’s entire investment portfolio and should not be considered a recommendation to buy or sell a particular security.

[6]
Fair Value as reported in the December 31, 2016 Consolidated Schedule of Investments. Investments owned 100% by the Account are reported based on fair value. Investments in joint ventures are reported at the net equity value on a fair value basis, and are presented at the Account’s ownership interest.

Fashion Show is held in a joint venture with General Growth Properties, in which the Account holds a 50% interest, and is presented net of debt. As of December 31, 2016, this debt had a fair value of $433.0 million.
1001 Pennsylvania Avenue is presented gross of debt. The value of the Account's interest less the fair value of leverage is $478.9 million.
The Florida Mall is held in a joint venture with Simon Property Group, L.P., in which the Account holds a 50% interest, and is presented net of debt. As of December 31, 2016, this debt had a fair value of $180.6 million.
Colorado Center is held in a joint venture with EOP Operating LP, in which the Account holds a 50% interest.
DDR Joint Venture, in which the Account holds an 85% interest, and consists of 25 retail properties located in 11 states and is presented net of debt. As of December 31, 2016, this debt had a fair value of $648.6 million.
Fourth and Madison is presented gross of debt. The value of the Account's interest less the fair value of leverage is $321.1 million.
501 Boylston Street is presented gross of debt. The value of the Account’s interest less the fair value of leverage is $278.2 million.

Real estate investment portfolio turnover rate was 1.3% for the year ended 12/31/2016. Real estate investment portfolio turnover rate is calculated by dividing the lesser of purchases or sales of real estate property investments (including contributions to, or return of capital distributions received from, existing joint venture and limited partnership investments) by the average value of the portfolio of real estate investments held during the period. Marketable securities portfolio turnover rate was 3.5% for the year ended 12/31/2016. Marketable securities portfolio turnover rate is calculated by

		Continued on next page…

TIAA Retirement Annuity Accounts
TIAA Real Estate Account

Real Estate	As of 12/31/2016

dividing the lesser of purchases or sales of securities, excluding securities having maturity dates at acquisition of one year or less, by the average value of the portfolio securities held during the period.

Teachers Insurance and Annuity Association of America (TIAA), New York, NY, issues annuity contracts and certificates.

TIAA-CREF Individual & Institutional Services, LLC, Teachers Personal Investors Services, Inc., Members FINRA and SIPC, distribute securities products.

Investment, insurance and annuity products are not FDIC insured, are not bank guaranteed, are not deposits, are not insured by any federal government agency, are not a condition to any banking service or activity and may lose value.

THIS MATERIAL MUST BE PRECEDED OR ACCOMPANIED BY A CURRENT PROSPECTUS FOR THE TIAA REAL ESTATE ACCOUNT. PLEASE CAREFULLY CONSIDER THE INVESTMENT OBJECTIVES, RISKS, CHARGES, AND EXPENSES BEFORE INVESTING AND CAREFULLY READ THE PROSPECTUS. ADDITIONAL COPIES OF THE PROSPECTUS CAN BE OBTAINED BY CALLING 877-518-9161.

A Note About Risks

In general, the value of the TIAA Real Estate Account will fluctuate based on the underlying value of the direct real estate or real estate-related securities in which it invests.

The risks associated with investing in the Real Estate Account include the risks associated with real estate ownership including among other things fluctuations in property values, higher expenses or lower income than expected, risks associated with borrowing and potential environmental problems and liability, as well as risks associated with participant flows and conflicts of interest. For a more complete discussion of these and other risks, please consult the prospectus.

©2017 Teachers Insurance and Annuity Association of America-College Retirement Equities Fund, 730 Third Avenue, New York, NY 10017
C34196